UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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CASCADE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING

Fellow Shareholders:

Cascade Corporation’s 2006 Annual Meeting will take place on Tuesday, June 6, 2006, at 10:00 a.m., Pacific Daylight Time, at Corporate Headquarters, 2201 N.E. 201st Avenue, Fairview, Oregon, 97204-9718, for the following purposes:

1.     To elect two directors to serve three-year terms.

2.     To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

Shareholders of record at the close of business on April 25, 2006 will be entitled to vote at the meeting.

IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES WILL BE VOTED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Cordially,
James S. Osterman
Chairman
Portland, Oregon
April 19, 2006

PROXY STATEMENT

This proxy statement, which is being mailed to shareholders on or about May 5, 2006, is furnished in connection with the solicitation of proxies by our Board of Directors (“Board”) to be used at the annual meeting of shareholders to be held at our corporate headquarters, 2201 N.E. 201st Avenue, Fairview, Oregon, 97204-9718, at 10:00 a.m., Pacific Daylight Time, on June 6, 2006.

We will bear the entire cost of proxy solicitation, which will be primarily by mail or electronically, but proxies may also be solicited personally and by telephone by our directors and officers without additional compensation. We may make arrangements with brokerage houses and other custodians to send proxies and proxy-soliciting materials to their principals, and may reimburse them for their expenses.

Our Board has fixed the close of business on April 25, 2006, as the record date for determining the holders of our common shares that are entitled to notice of and to vote at the annual meeting. At the close of business on April 17, 2006, 12,541,204 common shares were outstanding. This approximates the number of shares we anticipate to be outstanding and entitled to vote as of the record date, April 25, 2006. Each common share is entitled to one vote on all matters that properly come before the annual meeting. A quorum of shareholders will be established at the meeting if a majority of our outstanding common shares entitled to vote are present in person or represented by proxy.

Unless directed otherwise, the accompanying proxy will be voted for the election of each of the nominees for director proposed by the Board or, if any of them is unable to serve, for another nominee designated by the Board. Election of directors will be determined by a plurality of the votes cast. Abstentions or broker non-votes will have no effect on the required vote on any matter. You may revoke your proxy at any time before it is voted at the meeting by providing written notice of the revocation to our corporate secretary or by attending the meeting and voting in person.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently consists of six directors, which our Bylaws divide into three groups. The term of office of one group expires at each annual meeting. This year the terms of Duane C. McDougall and James S. Osterman expire. Each is nominated to a term ending in 2009.

NOMINEES

DUANE C. McDOUGALL	Director since 2002	Age 54

Mr. McDougall served as President and Chief Executive officer of Willamette Industries, Inc., an international forest products company, from 1998 to 2002. Prior to becoming President and Chief Executive Officer, he served as Chief Operating Officer and also Chief Accounting Officer during his 21 year tenure with Willamette Industries, Inc. He serves as a director of the following publicly-held companies: The Greenbrier Companies, Inc., InFocus Corporation and West Coast Bancorp. He is also a Director of Boise Cascade Corp., a privately-held company.

JAMES S. OSTERMAN	Director since 1994	Age 68

Mr. Osterman became President and Chief Executive Officer and a director of Blount International, Inc. (Blount), a diversified international manufacturing company, in 2002. He is also currently the Chairman of Blount. He served as President of Outdoor Products Group, Oregon Cutting Systems Division of Blount, Inc., from 1986 to 2002.

CONTINUING DIRECTORS

Term Expires 2007

NICHOLAS R. LARDY, Ph.D.	Director since 1993	Age 60

Dr. Lardy became a Senior Fellow of the Institute for International Economics, a policy research institution in Washington, D.C., in 2003. He served as a Senior Fellow at The Brookings Institution, also in Washington, D.C., from 1995 to 2003.

NANCY A. WILGENBUSCH, Ph.D.	Director since 1997	Age 58

Dr. Wilgenbusch has served as President of Marylhurst University since 1984. She currently serves as a director of West Coast Bancorp and Scottish Power. She also chairs the Oregon Regional Advisory Board for PacifiCorp and is a trustee of the Tax-Free Trust of Oregon.

Term Expires 2008

ROBERT C. WARREN, JR.	Director since 1982	Age 57

Mr. Warren has served as our President and Chief Executive Officer since 1996. He was President and Chief Operating Officer prior to 1996, and was formerly Vice President—Marketing. He is a Director of ESCO Corporation, a privately held manufacturer of high alloy steel products.

HENRY W. WESSINGER II	Director since 1998	Age 52

Mr. Wessinger has been a Senior Vice President at Ragen MacKenzie, a Division of Wells Fargo Investments, LLC since 1990. He serves as Treasurer of the Wessinger Foundation.

CORPORATE GOVERNANCE AND OTHER BOARD MATTERS

We are committed to conducting our operations in accordance with accepted principles of good corporate governance and to applying the highest standards of ethical and legal conduct in our business dealings. Our Corporate Governance Guidelines and our Code of Ethics & Business Responsibilities for Directors, Officers and Employees are available on our website at www.cascorp.com and in print to any shareholder who requests them.

Board Independence

Our Corporate Governance Guidelines provide that a majority of the Board must meet the criteria for independence established by applicable law and the requirements of the New York Stock Exchange (“NYSE”). The Board has determined that all of the current directors other than Mr. Warren, our President and Chief Executive Officer, are independent in accordance with applicable law and NYSE requirements. In making its determination, the Board applied the following director independence standards, which reflect the NYSE director independence standards currently in effect:

•       No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with Cascade or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with Cascade or any of its subsidiaries);

•       A director who is an employee, or whose immediate family member is an executive officer of Cascade or any of its subsidiaries is not independent. Such director will become independent three years after the end of such employment relationship;

•       A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from Cascade or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent. Such director will become independent three years after he or she ceases to receive more than $100,000 per year in such compensation;

•       A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of Cascade or any of its subsidiaries is not independent. Such director will become independent three years after the end of the affiliation or the employment or auditing relationship;

•       A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of Cascade’s or any of its subsidiaries’ present executives serve on that company’s compensation committee is not independent. Such director will become independent three years after the end of such service or the employment relationship; and

•       A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, Cascade or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent until three years after such payments cease to exceed such threshold.

The Board has also determined that those directors who serve on the Audit, Compensation and Nominating and Governance Committees of the Board are independent in accordance with applicable law and NYSE requirements.

Board Committees and Meetings

The Board currently has standing Audit, Compensation and Nominating and Governance Committees. During the year ended January 31, 2006, each director attended at least 75% in aggregate of the meetings of the Board and committees on which he or she served. The members of the committees and the number of meetings held during the year are identified in the following table.

Director	Board	Audit	Nominating and Governance	Compensation
Nicholas R. Lardy	X	X	X	X (Chair)
Duane C. McDougall	X	X (Chair)	X	X
James S. Osterman	X (Chair)	X		X
Robert C. Warren, Jr.	X
Henry W. Wessinger II	X	X	X (Chair)	X
Nancy A. Wilgenbusch	X	X	X
Number of meetings	10	5	2	5

Directors are encouraged to attend the annual meeting of shareholders, absent unavoidable circumstances which do not permit attendance. All directors attended the 2005 annual meeting of shareholders.

Audit Committee

The Audit Committee assists the Board with oversight of the integrity of our financial statements, the independent qualifications and independence, the performance of our internal audit function and registered public accounting firm’s and our compliance with legal and regulatory requirements. The Audit Committee is also charged with the responsibility for satisfying itself that our system of internal controls is reasonably adequate and is operating effectively; that our systems, procedures and policies provide reasonable assurance that financial information is fairly presented; that overall annual audit coverage is satisfactory and is designed to provide reasonable assurance that our financial statements fairly reflect our financial condition and the results of our operations and that appropriate standards of business conduct are established and observed. The report of the Audit Committee is included in this proxy statement on page 11. The charter of the Audit Committee is available at www.cascorp.com and is also included as Appendix A to this proxy statement.

Each member of the Audit Committee is independent in accordance with applicable Securities and Exchange Commission rules and NYSE requirements. The Board has determined that Mr. McDougall qualifies as an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission. The Board has also determined that Mr. McDougall’s service on the Audit Committees of The Greenbrier Companies, Inc., InFocus Corporation and West Coast Bancorp does not impair his ability to serve on our Audit Committee.

Compensation Committee

The Compensation Committee provides assistance to the Board in fulfilling its responsibilities related to the compensation of the directors and key management personnel of the Company. Each member of the Compensation Committee is independent in accordance with the requirements of the NYSE. Specific responsibilities of the Compensation Committee include:

•       Issuing an annual report on executive compensation for inclusion in our proxy statement;

•       Annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer (“CEO”);

•       Evaluating the CEO’s performance and making recommendations regarding the CEO’s compensation level;

•       Reviewing and making recommendations to the Board with respect to the compensation of our key management personnel and directors;

•       Reviewing and making recommendations to the Board with respect to our incentive and equity based compensation plans;

•       Conducting an annual evaluation of the Compensation Committee’s performance in fulfilling its duties and responsibilities; and

•       Making regular reports to the Board.

The report of the Compensation Committee is included in this proxy statement on page 8. The charter of the Compensation Committee is available on our website at www.cascorp.com and in print to any shareholder who requests it.

Nominating and Governance Committee

The Nominating and Governance Committee provides oversight on issues surrounding the composition and operation of the Board, including identifying individuals qualified to serve on the Board, recommending to the Board director nominees for election at our annual meeting of shareholders or for appointment by the Board to fill existing or newly created vacancies on the Board, identifying members of the Board to serve on and to chair each Board committee, developing and revising as appropriate our Corporate Governance Guidelines and recommending such guidelines or revisions to the Board. Other responsibilities of the Nominating and Governance Committee include reviewing the charters of each Board committee and, when necessary or appropriate, recommending changes in such charters to the Board, overseeing the annual evaluation by the Board of itself and its members, overseeing the Board’s evaluation of management, conducting an annual evaluation of its performance in fulfilling its duties and responsibilities and making regular reports to the Board, monitoring the development of best practices regarding corporate governance and taking a leadership role in shaping corporate governance. Each member of the Nominating and Governance Committee is independent in accordance with the requirements of the NYSE. The charter of the Nominating and Governance Committee is available on our website at www.cascorp.com and in print to any shareholder who requests it.

The policy of the Nominating and Governance Committee is to consider recommendations for director nominees submitted by shareholders. Shareholders desiring that the Nominating and Governance Committee consider their recommendations for nominees should submit their recommendations, together with appropriate biographical information and qualifications, in writing to the Nominating and Governance Committee. Nominee recommendations should be addressed to:

Corporate Secretary
Cascade Corporation
Post Office Box 20187
Portland, OR 97294-0187

Our Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended by the Nominating and Governance Committee. Under these criteria, nominees should possess the highest personal and professional ethics, a background and expertise useful to Cascade and complementary to and different from the background of the other directors and a willingness to devote the required time to the duties and responsibilities of Board membership. In fulfilling its responsibility to identify individuals qualified to serve on the Board and recommending to the Board nominees for election at our annual meeting of shareholders or for appointment by the Board to fill an existing or newly created vacancy on the Board, the Nominating and Governance Committee evaluates the Board’s effectiveness and composition, including considering matters such as the business and professional backgrounds of directors, their age, current employment, community service and other board service, as well as the racial, ethnic and gender diversity of the Board.

When nominating a candidate to fill a vacancy created by the expiration of the term of a member of the Board, the Nominating and Governance Committee determines whether the incumbent director is willing to stand for re-election. If so, the Committee evaluates his or her performance in office to determine suitability for continued service, taking into consideration the value of continuity and familiarity with our business, the director’s history of attendance at board and committee meetings, and the director’s preparation for and participation in such meetings. When nominating a candidate to fill a vacancy where the Committee has determined that an incumbent director should not or is not willing to stand for re-election or where the need to add a new board member has been identified, the Committee initiates a candidate search by seeking input from members of the Board and senior management, considering recommendations submitted by shareholders and hiring a search firm, if necessary.

The nominating process begins by identifying a candidate or group of candidates, including any candidates who may be submitted by shareholders, who will satisfy specific criteria and otherwise qualify for membership on the Board. These candidates are then presented to the Nominating and Governance Committee, which ranks the candidates. The Chairman, the CEO and at least one member of the Nominating and Governance Committee interview the prospective candidate or candidates. Other Board members are offered the opportunity to interview candidates. The Nominating and Governance Committee then meets to consider and approve the final candidate or candidates and to recommend and seek the endorsement of the full Board.

Executive Sessions

Non-management directors meet in executive session without management in conjunction with at least one each Board meeting each quarter and may also meet at other times. Mr. Osterman, as our Chairman, presides at all executive sessions.

Contacting the Board

Individuals may contact the Board as a group or an individual director at the following mailing address:

Board of Directors
Attention: Corporate Secretary
Cascade Corporation
Post Office Box 20187
Portland, OR 97294-0187

The name of the individual director or group of directors to whom the communication is directed should be clearly specified. Communications will be promptly forwarded by the Corporate Secretary to the specified director addressees or to Mr. Osterman if the communication is addressed to the full Board. Shareholders wishing to submit proposals for inclusion in the proxy statement relating to the 2007 Annual Meeting of Shareholders should follow the procedures specified under “Shareholder Proposals” below. Shareholders wishing to recommend nominees for the Board should follow the procedures specified under “Corporate Governance and Other Board Matters—Nominating and Governance Committee.”

Director Compensation

The following table provides compensation information for our non-employee directors for the fiscal year ended January 31, 2006, and for each of the prior two fiscal years:

		Annual	Meeting	Total	Long-Term
Name of Non-employee Director	Year	Retainer(1)	Fees	Fees	Compensation Awards(2)
Nicholas R. Lardy	2006	$27,000	$17,600	$44,600	2,700
	2005	24,000	9,900	33,900	5,000
	2004	24,000	8,900	32,900	—
Duane C. McDougall	2006	34,000	13,400	47,400	2,700
	2005	24,000	8,500	32,500	5,000
	2004	24,000	7,500	31,500	—
James S. Osterman	2006	75,000	21,100	96,100	2,700
	2005	75,000	19,900	94,900	5,000
	2004	75,000	21,700	96,700	—
Henry W. Wessinger II	2006	27,000	19,600	46,600	2,700
	2005	24,000	10,300	34,300	5,000
	2004	24,000	7,500	31,500	—
Nancy A. Wilgenbusch	2006	24,000	13,400	37,400	2,700
	2005	24,000	8,200	32,200	5,000
	2004	24,000	8,500	32,500	—

(1)          Includes annual board retainer and retainer as Chairman or Committee Chair

(2)          Consists of stock appreciation rights (SARS) granted

As indicated in the table above, Mr. Osterman receives a $75,000 annual retainer as Chairman. Other non-employee directors receive a $24,000 annual retainer. Effective in fiscal 2006, the Chair of the Audit Committee receives an annual retainer of $10,000 and the chairs of the Compensation Committee and the Nominating and Governance Committee each receive annual retainers of $3,000. Non-employee directors also receive $1,000 for each Board and committee meeting attended. Prior to March 1, 2005, non-employee directors received $700 for each meeting attended. Under the Cascade Corporation Stock Appreciation Rights Plan approved by our shareholders, each non-employee director is awarded 5,000 stock appreciation rights upon initial election as a director (or upon shareholder approval of the plan) and an annual award of 2,700 stock appreciation rights following each annual meeting of shareholders. The directors are reimbursed for travel and other expenses attendant to Board membership.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about equity awards under the Cascade Corporation 1995 Senior Managers Stock Incentive Plan, under which no future awards may be issued, and the Cascade Corporation Stock Appreciation Rights Plan (Stock Appreciation Rights Plan). These are our only equity compensation plans in effect as of January 31, 2006, the end of our last fiscal year.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(2)
Equity compensation plans approved by security holders	1,284,892	$18.82	285,167
Equity compensation plans not approved by security holders	—	—	—
Total	1,284,892		285,167

(1)          The number of common shares to be issued upon the exercise of outstanding stock appreciation rights was calculated by determining the difference between $52.85, the closing price of Cascade common stock on March 31, 2006, and the base price of the stock appreciation rights established at the time of grant, multiplying that figure by the number of stock appreciation rights outstanding, and then dividing the product by the closing price of Cascade common stock on March 31, 2006.

(2)          The number of shares that may be issued under the Stock Appreciation Rights Plan is limited to 750,000. The number of common shares remaining available for future issuance under the Stock Appreciation Rights Plan was calculated by deducting from 750,000 the number of shares of common stock that are to be issued upon the exercise of presently outstanding stock appreciation rights as determined pursuant to the footnote (1) and the number of shares issued upon exercise of stock appreciation rights since the Stock Appreciation Rights Plan’s inception.

COMPENSATION COMMITTEE’S REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee administers Cascade’s executive compensation program. In this role, the Compensation Committee reviews and makes recommendations to the Board with respect to the compensation of Cascade’s key management personnel and Cascade’s incentive and equity-based compensation plans. The Compensation Committee operates under a written charter adopted by the Board and its members are all independent directors appointed by the Board.

Compensation Philosophy.   Cascade’s executive compensation programs are intended to attract, motivate and retain executives who are vital to its long-term success and to building shareholder value. The Compensation Committee believes that compensation for key executives should consist of three major elements: base salary, annual incentive and long-term incentive and executive compensation should include substantial performance incentives. Base salary, which the Compensation Committee believes should approximate the mean or median for executives with like responsibilities in comparable companies and industries, is intended to provide a reasonable compensation base to allow Cascade to attract and retain highly qualified executives. The annual incentive portion is intended to encourage and recognize effective performance in implementing our current plans and objectives. The long-term incentive portion, in the form of share-based awards, is intended to promote a longer-term focus, retain key contributors and more closely align the interests of our key management personnel with the interests of our shareholders. In evaluating overall compensation, the Compensation Committee believes that the total of base salary, annual incentive and long-term incentive, when compared to executives with like responsibilities in comparable companies and industries, should be in the 50th to 75th percentile when our performance is judged to be good, and above the 75th percentile when performance is judged to be excellent.

Compensation for Fiscal 2006.   As described above, the Compensation Committee believes the base salaries of our executives should approximate the mean or median for executives with like responsibilities in comparable companies and industries. For fiscal 2006, the base salaries recommended by the Compensation Committee and approved by the Board were based on analyses prepared by outside compensation consultants of peer group compensation and broader market compensation data for executives with like responsibilities in similar industries.

Fiscal 2006 annual executive incentive payments were structured to encourage the building of shareholder value by maximizing our pre-tax income. Consequently, certain executives, including the CEO and the next four most highly compensated executive officers (“named executive officers”), were eligible to receive a specified percentage (depending on position) of pre-tax income before non-recurring income or expense items, incentive payments and certain other expenses (“IBT”) if IBT exceeded $28 million. The percentage of IBT each executive was entitled to receive increased if IBT exceeded $36 million, and increased again if IBT exceeded $45 million. IBT for fiscal 2006 was $66.5 million, resulting in incentive payments to these executive officers equal to 100% of the maximum amount they could have received. Certain other executive officers received annual incentive payments based upon the sales levels or pretax operating income of the business units for which they were responsible. These payments ranged from 40% to 100% of the maximum amount they could have received or were fixed payments.

Long-term incentives in fiscal 2006 consisted of awards of stock appreciation rights under our Stock Appreciation Rights Plan. The stock appreciation rights were awarded with an exercise price equal to the fair market value of our common stock on the date of the award, have a term of 10 years and become exercisable on an annual basis ratably over four years. The number of stock appreciation rights granted to each executive in fiscal 2006 was determined using grant ranges established by the Compensation Committee with minimum, target and maximum grants based on our return on average consolidated assets (defined as net income before extraordinary items divided by the average total consolidated assets at the beginning and end of each fiscal quarter) for the year ended January 31, 2005 (fiscal 2005). The Compensation Committee set a target rate of return on average consolidated assets of 7.25%, with 100% of the target return on average consolidated assets equaling the target grant of stock appreciation rights, 90% of the target return on average consolidated assets equaling the minimum grant of stock appreciation rights and 110% of the target return on average consolidated assets equaling the maximum grant of stock appreciation rights. Our fiscal 2005 return on average consolidated assets was 152% of the target rate, therefore the stock appreciation rights granted in fiscal 2006 were the maximum permitted under the guidelines set by the Compensation Committee. A total of 400,000 stock appreciation rights were awarded to Cascade executive officers, including the CEO, in fiscal 2006.

CEO Compensation.   The Compensation Committee recommended and the Board established the CEO’s base salary according to the criteria outlined above. For fiscal 2006, Mr. Warren’s annual incentive compensation range was from 30% to 150% of his base salary, and the $644,000 actual incentive payment was 100% of the maximum which he could have earned. Mr. Warren’s long-term incentive awarded in fiscal 2006 consisted of 75,000 stock appreciation rights on the terms described above.

Internal Revenue Code Section 162(m).   Section 162(m) of the Internal Revenue Code limits to $1 million the amount of our tax deduction for certain compensation paid to the CEO and the named executive officers. Certain qualifying “performance-based” compensation is not subject to the $1 million deduction limit, including compensation related to stock appreciation rights issued under our Stock Appreciation Rights Plan. However, amounts payable under our executive incentive program and compensation related to awards under our 1995 Senior Managers’ Incentive Stock Option Plan do not meet the requirements for exemption from the $1 million limit. For fiscal 2006, Mr. Warren was the only executive to exceed the $1 million limit and his compensation in excess of that amount will not be deductible by Cascade. The Compensation Committee intends to preserve the tax deductibility of executive compensation to the extent practicable but reserves the right to recommend future compensation that does not comply with the Section 162(m) requirements for deductibility if it concludes that this is in the best interests of Cascade.

COMPENSATION COMMITTEE
Nicholas R. Lardy, Chair
Duane C. McDougall
James S. Osterman
Henry W. Wessinger II

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Dr. Lardy and Messrs. McDougall, Osterman and Wessinger, all independent directors. During the fiscal year ended January 31, 2006, none of our executive officers served on the Board of Directors of any entities whose directors or officers serve on our Compensation Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is established pursuant to our Bylaws and its activities are governed by a written charter that is attached as Appendix A to this proxy statement and is also available on our corporate website, www.cascorp.com. The current members of the Audit Committee are Mr. McDougall, Dr. Lardy, Mr. Osterman, Mr. Wessinger and Dr. Wilgenbusch. Each member of the Audit Committee is independent as defined under the applicable rules of the NYSE and the Securities and Exchange Commission. The Board of Directors has determined that Mr. McDougall qualifies as an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission.

The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of our internal audit function and independent registered public accounting firm and our compliance with legal and regulatory requirements. The Audit Committee is also charged with the responsibility for satisfying itself that our system of internal controls is reasonably adequate and is operating effectively, that our systems, procedures and policies provide reasonable assurance that financial information is fairly presented, overall annual audit coverage is satisfactory and is designed to provide reasonable assurance that our financial statements fairly reflect our financial condition and the results of our operations, and that appropriate standards of business conduct are established and observed.

Management is responsible for our internal controls and financial reporting. PricewaterhouseCoopers LLP is responsible for auditing our annual consolidated financial statements in accordance with U.S. generally accepted auditing standards and for issuing a report on those financial statements.

In this context, we report that in discharging our responsibilities and in addition to other work, we:

•       Reviewed and discussed with management and our independent registered public accounting firm our annual consolidated financial statements for the fiscal year ended January 31, 2006, as well as matters related to our internal controls and overall quality of financial reporting;

•       Reviewed our independent registered public accounting firm audit plan for the fiscal year ended January 31, 2006;

•       Discussed with our independent registered public accounting firm the matters that Statement on Auditing Standards No. 61 (Communications with Audit Committees) requires them to discuss with us;

•       Received written disclosures and the letter from our registered public accounting firm required by Independence Standards Board Standard No. 1 relating to their independence from Cascade, and we have discussed with our independent registered public accounting firm their independence from Cascade; and

•       Considered whether our independent registered public accounting firm nonaudit services were compatible with maintaining their independence from Cascade.

Based on the review and discussion referred to above, we recommended to the Board, and the Board approved, that the audited annual consolidated financial statements for the fiscal year ended January 31,

2006 be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2006 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Duane C. McDougall, Chair
Nicholas R. Lardy
James S. Osterman
Henry W. Wessinger II
Nancy A. Wilgenbusch

VOTING SECURITIES—STOCK OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common shares as of March 31, 2006, by (i) each person or entity who is known by us to own beneficially more than 5% of our common shares, (ii) each of our directors, (iii) each of the named executive officers listed in the Summary Compensation Table on page 15, and (iv) all our directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
FMR Corp. The total shown reflects an amendment to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006.
82 Devonshire Street
Boston, Massachusetts 02109	1,059,000		8.4%
The Robert C. and Nani S. Warren Revocable Trust, of which
Nani S. Warren, Robert C. Warren, Jr., and others are Trustees and share investment powers. Mr. Warren has sole voting power.
2365 SW Madison St
Portland, OR 97205	827,896		6.6%
Nani S. Warren Revocable Trust, of which Nani S. Warren is Trustee and has sole investment power.
2365 SW Madison St
Portland, OR 97205	800,096		6.4%
Barclays Global Investors, N.A. and Barclays Global Fund Advisors. The total shown reflects a Schedule 13G filed with the Securities and Exchange Commission on January 26, 2006.
45 Fremont Street
San Francisco, California 94105	873,873	(7)	7.0%
Royce & Associates, LLC. The total shown reflects an amendment to Schedule 13G filed with the Securities and Exchange Commission on January 11, 2006.
1414 Avenue of the Americas
New York, New York 10019	869,100		6.9%
Michael W. Cook Asset Management, Inc. dba Cook Mayer Taylor. The total shown reflects an amendment to Schedule 13G filed with the Securities and Exchange Commission on June 24, 2005.
5170 Sanderlin Avenue, Suite 200
Memphis, Tennessee 38117	664,275		5.3%
Robert J. Davis Family. The total shown reflects a Schedule 13D filed with the Securities Exchange Commission on September 12, 2000. Shares are voted as directed by Mr. Robert J. Davis.
17530 Little River Dr.
Bend, Oregon 97707	682,100		5.4%
Robert C. Warren, Jr.	429,907	(3)(4)	3.4%

James S. Osterman	12,187		*
Nicholas R. Lardy	10,887	(6)	*
Duane C. McDougall	8,250		*
Henry W. Wessinger II	2,000		*
Nancy A. Wilgenbusch	7,000		*
Richard S. Anderson	129,702	(3)	1.0%
Gregory S. Anderson	101,584	(3)	*
Terry H. Cathey	119,314		*
Joseph G. Pointer	39,325		*
14 Officers and Directors as a Group	1,728,150	(5)	13.1%

*                    Less than 1% of outstanding shares.

(1)          Includes shares issuable upon exercise of currently vested stock options and stock appreciation rights or stock options and stock appreciation rights that will vest within 60 days of March 31, 2006, as follows: R.C. Warren, Jr., 260,781, T.H. Cathey, 83,694, R.S. Anderson, 114,989, G.S. Anderson, 96,136, J.G. Pointer, 38,325, N.R. Lardy, 5,500, J.S. Osterman, 6,500, H.W. Wessinger, 1,500, N.A. Wilgenbusch, 6,500, D.C. McDougall, 5,200 and all officers and directors as a group, 658,371. The number of shares issuable upon the exercise of a stock appreciation right was calculated by determining the difference between the closing price of Cascade common stock on March 31, 2006, and the base price of the stock appreciation right established at the time of grant, multiplying that figure by the number of vested stock appreciation rights held by the officer, director or group, and dividing the product in each case by the closing price of a share of Cascade stock on March 31, 2006.

(2)          No officer or director owns more than 1% of Cascade’s outstanding shares, except for R.C. Warren, Jr. and Richard S. Anderson. Mr. Warren may be considered to own beneficially 10%, which includes shares held as trustee for The Robert C. and Nani S. Warren Revocable Trust.

(3)          Includes shares held for the benefit of these officers by a 401(k) plan as follows: R.C. Warren, Jr., 36,171, R.S. Anderson, 4,414, G.S. Anderson, 206.

(4)          Includes shared voting and investment powers as to 27,080 shares and sole voting and investment powers as to 9,592 shares, all held as fiduciary for the benefit of various family members and 1,200 shares owned by Mr. Warren’s spouse, as to all which Mr. Warren disclaims beneficial ownership.

(5)          Includes an aggregate of 864,568 shares held by officers and directors in fiduciary capacities.

(6)          Includes 1,000 shares held in a trust for the benefit of certain relatives of Dr. Lardy. Dr. Lardy, who is a co-trustee of the trust, disclaims beneficial ownership of such shares.

(7)          Barclays Global Investors, NA has sole voting power with respect to 653,109 shares and sole dispositive power with respect to 732,075 shares. Barclays Global Fund Advisors has sole voting power with respect to 141,142 shares and sole dispositive power with respect to 141,798 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and holders of more than 10% of any class of our shares to file reports regarding their stock ownership and any changes in that ownership with the Securities and Exchange Commission. We believe our executive officers, directors and 10% shareholders complied with all Section 16(a) filing requirements during the year ended

January 31, 2006, except Robert C. Warren, Jr., President and Chief Executive Officer, who made one late report with respect to his exercise of stock options and Anthony F. Spinelli, Vice President-OEM Products, who made one late report with respect to his exercise of stock appreciation rights. In addition, Robert Schuster, Vice President-Asia Pacific, filed his initial statement of beneficial ownership of securities after the date the statement was due.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table provides information concerning compensation of our CEO and each of our four other most highly compensated officers for the fiscal year ended January 31, 2006 and for each of the prior two fiscal years:

				Long-Term Compensation Awards
				Number of Shares(1)
	Annual Compensation			Stock	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Options	Shares-SARS	Compensation(2)
Robert C. Warren, Jr.	2006	$430,000	$644,000	—	24,480	$32,593
President and Chief Executive	2005	400,000	600,000	—	26,665	31,605
Officer	2004	350,000	464,415	76,900	—	28,048
Terry H. Cathey	2006	250,000	324,000	—	16,320	33,444
Sr. Vice President and Chief	2005	230,000	300,000	—	17,777	32,243
Operating Officer	2004	210,000	256,976	31,000	—	30,272
Richard S. Anderson	2006	250,000	324,000	—	16,320	35,244
Sr. Vice President and Chief	2005	230,000	300,000	—	17,777	34,134
Financial Officer	2004	210,000	256,976	31,000	—	24,510
Gregory S. Anderson	2006	180,000	198,000	—	16,320	33,837
Sr. Vice President-Human	2005	165,000	165,000	—	17,777	30,537
Resources	2004	150,000	139,325	20,500	—	27,273
Joseph G. Pointer	2006	180,000	198,000	—	11,424	29,612
Vice President-Finance	2005	160,000	160,000	—	12,221	27,004
	2004	150,000	139,325	20,500	—	22,012

(1)          The named executive officers were granted stock appreciation rights in fiscal 2006 and 2005 and stock options in fiscal 2004. The number of shares underlying stock appreciation rights granted in fiscal 2006 was calculated by determining the difference between the closing price of Cascade common stock on March 31, 2006, and the base price of the stock appreciation right established at the time of grant, multiplying that figure by the number of stock appreciation rights held by the officer, and then dividing the closing price of Cascade common stock on March 31, 2006, by the amount of that difference. The number of shares underlying stock appreciation rights granted in fiscal 2005 are as presented in the prior year’s proxy statement.

(2)          The amounts shown are for tax reimbursements related to the use of company automobiles and Cascade contributions to a 401(k) plan for the benefit of the named executives.

SARS Grants

The following table shows all stock appreciation rights with respect to our common stock granted to the named executive officers during the fiscal year ended January 31, 2006:

SARS Grants in Last Fiscal Year

	Number of SARS Granted in	% of Total SARS Granted To Employees	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for SARS Term(1)
Name	Fiscal 2006	In Fiscal 2006	Per Share	Date	5%	10%
Robert C. Warren, Jr.	75,000	12.2%	$35.60	June 2015	$1,679,250	$4,255,500
Terry H. Cathey	50,000	8.2	35.60	June 2015	1,119,500	2,837,000
Richard S. Anderson	50,000	8.2	35.60	June 2015	1,119,500	2,837,000
Gregory S. Anderson	50,000	8.2	35.60	June 2015	1,119,500	2,837,000
Joseph G. Pointer	35,000	5.7	35.60	June 2015	783,650	1,985,900

(1)    Potential Realizable Value calculation assumes appreciation of our common stock at the rate shown beginning on the date of grant through the expiration date of the stock appreciation right. There can be no assurance that our common stock will appreciate at any particular rate or at all.

Option Exercises and Fiscal Year End Option Values

The following table sets forth certain information regarding option and stock appreciation right exercises during the fiscal year ended January 31, 2006, by the named executive officers and the fiscal year end amount and value of unexercised options and SARS held by such officers as of the end of fiscal 2006.

Aggregated Option/SARS Exercises in Last Fiscal Year and Fiscal Year-End Option/SARS Values

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options and Stock Appreciation Rights at January 31, 2006		Potential Value of Unexercised In-the-Money Options and Stock Appreciation Rights at January 31, 2006(2)
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert C. Warren, Jr.	67,360	$2,107,952	216,257	107,041	$8,528,851	$4,722,376
Terry H. Cathey	32,862	1,263,573	63,578	56,727	2,430,544	2,607,380
Richard S. Anderson	1,698	25,682	94,873	56,727	3,697,802	2,607,380
Gregory S. Anderson	—	—	79,895	50,227	3,150,494	2,367,183
Joseph G. Pointer	19,902	660,361	24,386	39,095	974,256	1,798,796

(1)          The value realized equals the difference between the option exercise price and the closing price of our common stock on the date of exercise of the option, multiplied by the number of options exercised.

(2)          The value of unexercised in-the-money options and SARS equals the difference between the exercise price of the option or SAR and the closing price of our common stock on January 31, 2006, multiplied by the number of shares underlying the options and SARS. The closing price of our common stock as reported on the NYSE was $51.06 on January 31, 2006.

Severance Agreements

We have entered into severance agreements with Messrs. Warren, R.S. Anderson and Cathey. Under the agreements, each would be entitled to certain benefits if his employment is involuntarily terminated (other than for cause) within 12 months following a change in control of Cascade. In addition to discharge, involuntary termination includes resignation following a change which materially reduces an individual’s level of responsibility, a 20% reduction in level of compensation, or a relocation of place of employment by more than 50 miles.

The agreements define a change in control of Cascade as (a) a change in the composition of the Board over a period of 24 months or less as a result of contested elections which results in a majority of Board members who were not Board members at the beginning of the period or were not subsequently nominated or elected by the Board; (b) sale, transfer or other disposition of substantially all of Cascade’s assets; (c) a merger or consolidation in which securities with more than 50% of the voting power of all outstanding Cascade securities are transferred to persons different from the holding of such securities prior to the transaction; or (d) the successful acquisition of securities possessing more than 35% of the voting power of all outstanding Cascade securities pursuant to a transaction or series of related transactions that the Board does not recommend for shareholder acceptance or approval.

An officer whose employment is involuntarily terminated following a change in control would receive the following severance benefits: (a) a lump sum payment equal to 2.99 times the officer’s average annual compensation of the prior three years as reported on Form W-2; (b) accelerated vesting of all outstanding stock options; and (c) continued health coverage for the officer and eligible dependents for a period of 24 months or until the officer is covered by another health plan which provides a substantially similar level of benefits. In order to avoid becoming an excess parachute payment under federal tax laws, the total benefit package is limited to 2.99 times the officer’s average compensation as reported on Form W-2 for the prior five years, subject to certain exceptions, provided under the Internal Revenue Code.

Each agreement provides that the officer will not compete with us for a period of 24 months following termination of employment for any reason.

PERFORMANCE GRAPH

The following graph compares the annual percentage change in the cumulative shareholder return on our common stock with the cumulative total return of the Russell 2000 Index and an industry group of peer companies, in each case assuming investment of $100 on January 31, 2001, and reinvestment of dividends. The stock price performance shown in the graph below is not necessarily indicative of future stock price performance. Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the stock performance graph shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CASCADE CORPORATION, THE RUSSELL 2000 INDEX
AND A PEER GROUP

*$100 invested on 1/31/01 in stock or index-including reinvestment of dividends. Fiscal year ending January 31.

The peer group comprises the following companies: Actuant Corporation, Alamo Group Inc., Ampco-Pittsburgh Corporation, Astec Industries, Inc., Columbus-McKinnon Corporation, Gehl Company, Gulf Island Fabrication, Inc., IDEX Corporation, Lindsay Manufacturing Company, Nordson Corporation.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended to the Board that PricewaterhouseCoopers LLP serve as Cascade’s independent registered public accounting firm for the fiscal year ending January 31, 2007 and the Board has accepted the recommendation. Cascade expects representatives of PricewaterhouseCoopers LLP to be present at the meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

Fees billed for professional services performed by PricewaterhouseCoopers LLP for fiscal years ended January 31, 2006 and 2005 were as follows:

	2006	2005
Audit fees(1)	$1,580,000	$1,828,000
Audit-related fees(2)	28,000	27,000
Tax return preparation and planning activities	170,000	148,000
Other tax fees(3)	154,000	97,000
All other fees(4)	5,000	28,000
	$1,937,000	$2,128,000

(1)          Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements, audit of management’s assessment of internal control effectiveness and audit services provided in connection with other statutory or regulatory filings. Fees billed in 2005 were revised from amounts reported in the proxy statement for our 2005 Annual Meeting due to 2005 fees of $281,000 which were approved after the filing of the proxy.

(2)          Audit-related fees consisted primarily of accounting consultations, employee benefit plan audits, services related to business acquisition and other attestation services.

(3)          Tax fees consisted of transfer pricing services and international, federal and state tax advice. Fees related to transfer pricing services were $19,000 and $50,000 for fiscal 2006 and 2005, respectively.

(4)          All other fees principally included services related to business acquisitions and Sarbanes-Oxley matters in 2006 and 2005.

Under its charter, the Audit Committee must pre-approve all auditing services and permitted non-audit services (including fees and terms) to be performed by our independent registered public accounting firm, unless an exception to pre-approval for de minimus non-audit services exists under the Securities Exchange Act of 1934. Each year, the independent registered accounting firm’s retention to audit our financial statements, including the associated fee, is approved by the Audit Committee before the filing of the preceding year’s annual report on Form 10-K. At the beginning of each fiscal year, management submits to the Audit Committee a summary of all proposed non-audit services expected to be performed by the independent registered public accounting firm in the next year, including a brief description of the project and an estimated project cost. The Audit Committee approves the summary as submitted or with such changes to the scope and nature of work to be performed as it deems desirable. Additional non-audit services identified during the year are submitted to the Audit Committee for approval at the next quarterly Audit Committee meeting. If the services are scheduled to commence prior to the next quarterly meeting, management obtains approval from the Chair of the Audit Committee to proceed with the services. The Chair of the Audit Committee makes the determination at interim dates of whether approval of the entire Audit Committee is needed. In the event the Chair of the Audit Committee is not available to approve non-audit services, a designated Vice-Chair of the Audit Committee can approve such services or determine if approval of the entire Audit Committee is needed. Any approval of non-audit services by the

Chair or Vice-Chair of the Audit Committee is reported to the full Audit Committee at each of its scheduled meetings.

Since May 6, 2003, the effective date of the Securities and Exchange Commission rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of PricewaterhouseCoopers LLP was approved in advance by the Audit Committee and none of those engagements made use of the de minimus exception to pre-approval.

OTHER MATTERS

As of the date of this proxy statement, the only matters that we intend to present at the meeting are those set forth in the notice of meeting and in this proxy statement. We know of no other matters that may come before the meeting. However, if any other matters properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or person voting as proxies.

SHAREHOLDER PROPOSALS

Shareholder proposals submitted for inclusion in the proxy materials for the 2007 annual meeting must be received in writing by us no later than January 6, 2007. Any shareholder proposal that is not submitted for inclusion in the proxy materials for the 2007 annual meeting but is instead sought to be presented directly at that meeting will not be considered timely unless appropriate notice is provided to us no later than March 22, 2007. In addition, if we receive notice of a shareholder proposal after March 22, 2007, the persons named as proxies for the 2007 annual meeting will have discretionary voting authority to vote on such proposal at the 2007 annual meeting. Any shareholder making a proposal must have been a registered or beneficial owner of at least one percent of the outstanding common shares or common shares with a market value of at least $2,000 for at least one year prior to submitting the proposal and must continue to own the stock through the date the meeting is held.

ANNUAL REPORT

We are mailing our Annual Report on Form 10-K to shareholders with this Notice of Annual Meeting and Proxy Statement. The Annual Report is not incorporated in the Proxy Statement by reference, nor is it a part of the proxy-soliciting material.

A copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission is available without charge to record or beneficial shareholders as of the record date. Requests for the form should be addressed to the Secretary, Cascade Corporation, P.O. Box 20187, Portland, Oregon 97294-0180. A copy of the Annual Report on Form 10-K is also available at our website, www.cascorp.com.

Appendix A

CASCADE CORPORATION

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board of Directors (the “Board”) to assist the Board with oversight of (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee is also charged with the responsibility for satisfying itself that (1) the Company’s system of internal controls is reasonably adequate and is operating effectively; (2) the Company’s systems, procedures and policies provide reasonable assurance that financial information is fairly presented; and (3) the overall annual audit coverage of the Company and its affiliates is satisfactory, and is designed to provide reasonable assurance that the Company’s financial statements fairly reflect its financial condition and the results of its operations. In addition, the Committee has the responsibility of satisfying itself that appropriate standards of business conduct are established and observed.

The Audit Committee shall also prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

The Audit Committee shall consist of at least three members of the Board. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Audit Committee shall be a financial expert as defined by the Commission.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors (or other personnel responsible for the internal audit function) and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor,

subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit.

The Audit Committee shall have unrestricted access to the Company’s management and books and records and the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of preparing or issuing an audit report and to any advisors employed by the Audit Committee. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall also annually review the Audit Committee’s own performance and present the results of such review to the Board.

The Audit Committee shall exercise the following duties and responsibilities:

Financial Statement and Disclosure Matters

1.     Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.     Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including disclosures made in management’s discussion and analysis and the results of the independent auditor’s reviews of the quarterly financial statements.

3.     Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, and any special steps adopted in light of material control deficiencies.

4.     Review and discuss quarterly reports from the independent auditors on:

(a)   All critical accounting policies and practices to be used.

(b)   All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)   Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.     Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made). Any pre-release regarding earnings shall be reviewed and approved by the Chairman or any member of the Audit Committee.

6.     Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.     Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.     Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management, and management’s response.

9.     Discuss disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

10.   Review and evaluate the lead partner of the independent auditor team.

11.   Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

12.   Receive periodic reports from the independent auditor regarding the auditor’s independence in accordance with applicable laws and New York Stock Exchange requirements and discuss such reports with the auditor. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

13.   Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm itself on a regular basis.

14.   Determine policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

15.   Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

16.   Review the appointment and replacement of the senior internal auditing executive.

17.   Review the significant reports to management prepared by the internal auditing department and management’s responses.

18.   Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

19.   Review any issues resulting from the independent accountant detecting or otherwise becoming aware of information that an illegal act has or may have occurred and subsequent compliance by the independent accountant with its responsibilities under Section 10A(b) of the Exchange Act.

20.   Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

21.   Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22.   Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

CASCADE CORPORATION 2201 NE 201ST AVENUE FAIRVIEW, OR 97024-9718 ATTN: CORPORATE SECRETARY

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Cascade Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postagepaid envelope we have provided or return it to Cascade Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CCORP1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CASCADE CORPORATION

Vote On Directors				For	Withhold	For All	To withhold authority to vote for any individual
				All	All	Except	nominee, mark “For All Except” and write the
1.	Election of Directors						nominee’s number on the line below.

Nominees:
				☐	☐	☐
01 Duane C. McDougall
02 James S. Osterman

THIS PROXY WlLL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WlLL BE VOTED “FOR” THE ELECTION OF THE TWO NOMINEES AS DIRECTORS AND WILL BE VOTED AT THE PROXIES' DISCRETION AS TO OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

NOTE:							Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐
	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature (PLEASE SIGN WITHIN BOX)	Date					Signature (Joint Owners)	Date

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
CASCADE CORPORATION

The undersigned hereby appoints R.C. Warren, Jr. and R.S. Anderson, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Cascade Corporation Common Stock that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held June 6, 2006 or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be marked, dated and signed, on the other side)